Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Apollo Debt Solutions BDC

For Clients of UBS Financial Services Inc.

Tendered Pursuant to the Offer to Purchase

Dated May 19, 2022

The Offer and withdrawal rights will expire on June 17, 2022 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on June 17, 2022, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail

DST Systems Inc.

Attn: Apollo Debt Solutions BDC

PO Box 219845

Kansas City, MO 64121-9845

Overnight Mail

DST Systems Inc.

Attn: Apollo Debt Solutions BDC

330 W 9th Street

Kansas City, MO 64121-9845

Fax: 833-674-0765 FOR ADDITIONAL INFORMATION CALL: 888-926-2688

You are responsible for confirming that this Notice is received timely by DST Systems Inc., the Fund’s transfer agent. To assure good delivery, please send this page to DST Systems Inc. and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date